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American Business Financial Services, Inc.
Bala Cynwyd, PA

We hereby consent to the incorporation in this Registration Statement on Pre-Effective Amendment Two to the Form S-2 of our report dated September 9, 1999, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries appearing in the Company's Annual Report on form 10-K for the year ended June 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s / BDO Seidman, LLP
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BDO Seidman, LLP




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Philadelphia, PA
September 14, 2000